SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-BIOSITE INCORPORATED
          GAMCO ASSET MANAGEMENT INC.
                       5/21/07           20,000            91.7755
                       5/21/07            1,000            91.8320
                       5/21/07            6,000            91.7600
          GABELLI FUNDS, LLC.
              GABELLI SMALL CAP GROWTH FUND
                       5/21/07           15,000            91.7737
              GABELLI DIVIDEND & INCOME TRUST
                       5/22/07           34,700            91.7986
              THE GABELLI GLOBAL DEAL FUND
                       5/22/07           30,000            91.7915

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.